UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 21, 2018

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 24, 2018, Stock Yards Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Report”) to disclose amendments to its Bylaws approved by the Company’s Board of Directors on August 21, 2018.  The amendments became effective as of October 1, 2018, in connection with the Company’s previously disclosed executive management transition process.  The sole purpose of this Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is to amend the information disclosed in the Original Report by filing the amended Bylaws included in Item 9.01 of this Amendment.  No other modifications or updates are made to the disclosures contained in the Original Report.  Accordingly, this Amendment should be read in conjunction with the Original Report.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2018, the Board of Directors of the Company adopted amendments to the Company’s Bylaws, effective October 1, 2018. The amendments were adopted in connection with the Company’s previously disclosed executive management transition plans and reflect the separation of the roles of Chairman of the Board and Chief Executive Officer that will occur on that date (the “Management Transition Date”) when James A. Hillebrand, the current President of the Company, assumes the position of Chief Executive Officer and David P. Heintzman, currently Chairman and Chief Executive Officer of the Company, retires as Chief Executive Officer and moves into the role of Executive Chairman until the end of 2018.  The amendments address the Board’s responsibility to elect from among its members a Chairman and the Chairman’s general duties and authorities.  The amendments provide that the Board may also determine if the Chairman of the Board should be an executive position and, if so, may prescribe additional duties and authorities, if any, to be assigned to the Chairman.

The amendments further create the specific position of Chief Executive Officer of the Company and define the general duties and authorities of that office.  The amendments provide that the positions of Chairman of the Board and Chief Executive Officer may, but need not, be held by the same person.  The decision as to whether the offices of Chairman of the Board and Chief Executive Officer should be combined or separated will be made from time to time by the Board of Directors in its discretion. The amendments clarify the separate authorities of the Chairman of the Board and the Chief Executive Officer to call special meetings of shareholders and of the Board of Directors of the Company.  Additionally, the amendments provide that all meetings of shareholders will be presided over by the Chairman of the Board or, in the Chairman’s absence, by the Chief Executive Officer.  The Chairman will preside at all meetings of the Board that he or she attends.  In the Chairman’s absence, the Chief Executive Officer will preside at Board meetings unless the independent directors shall have elected a lead independent director, in which event the lead independent director shall preside.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, as amended through October 1, 2018, which are filed as Exhibit 3.1 to this Amendment and incorporated in response to this Item by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The following item is filed as an exhibit to this Current Report on Form 8-K/A:

Exhibit No.         Description of Exhibit

3.1                       Amended Bylaws of Stock Yards Bancorp, Inc., effective October 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2018	STOCK YARDS BANCORP, INC.

	By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer